TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS
AN INDEPENDENTLY OWNED MEMBER OF THE RSM MCGLADREY NETWORK



                                                          Exhibit 23.3






Consent of Independent Registered Certified Public Accounting Firm


We consent to the use in this Registration Statement (No. 333-127547) on Form SB-2 (Amendment Number 3) of Legend Motors Worldwide, Inc. of our report dated December 9, 2005 relating to our audit of the financial statements of GT 40 North America, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.





/S/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.


Orlando, Florida
January 12, 2006